FIRST AMENDMENT TO LEASE

(792-794 Hartford Turnpike, Shrewsbury, Massachusetts)

           THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made this 24th day of May, 2001 by and between TREC, LLC, a Massachusetts limited liability company ("Landlord"), and NATIONSRENT USA, INC., a Delaware corporation ("Tenant").

RECITALS:

           WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated March 1, 2000 (the "Lease") for certain premises located at 792-794 Hartford Turnpike, Shrewsbury, Massachusetts, as more particularly described in the Lease (the "Premises"); and

           WHEREAS, Landlord has completed Landlord's Work at the Premises and has delivered the Premises to Tenant; and

           WHEREAS, the parties desire to address and recalculate the Rent payable by Tenant to Landlord under the Lease in accordance with the provisions set forth in the Lease;

           NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

           1. Delivery Date. Landlord and Tenant acknowledge that the Delivery Date, as that term is used in the Lease, was August 1, 2000.

           2. Rent. As set forth in Section 4.1 of the Lease, annual rent was initially in the amount of $240,000.00, payable in monthly installments of $20,000.00, and was to be recalculated as of the Delivery Date by taking the actual costs incurred by Landlord to purchase the Premises, adding thereto the costs incurred by Landlord in connection with renovating the Premises (including change orders approved by Tenant) and multiplying that sum by a capitalization rate of 11.5%. Landlord and Tenant acknowledge and agree that the cost to purchase the Premises was $585,000.00 and that, as of the Delivery Date, the renovation costs incurred by Landlord were $2,132,968.40 for a total amount of $2,717,968.40. Accordingly, as of the Delivery Date, annual Rent was adjusted to the amount of $312,566.37, payable in monthly installments of $26,047.20. Subsequent to the Delivery Date, certain additional improvements were constructed at the Premises and a final accounting of all costs was completed. Based upon such final accounting, Landlord and Tenant acknowledge and agree that the total costs incurred by Landlord equal the amount of $2,806,666.55. Accordingly, commencing April 1, 2001, annual Rent was adjusted to the amount of $322,766.65, payable in monthly installments of $26,897.22. Landlord and Tenant further acknowledge that, as of the date of this Amendment, all Rent due to Landlord by Tenant under the Lease has been paid current and there is to be no retroactive adjustment of Rent for periods prior to April 1, 2001.

           3. Ratification. Except as specifically modified by this Amendment, all of the terms and conditions of the Lease are hereby ratified and confirmed by Landlord and Tenant as being in full force and effect.

           4. No Defaults. Each party represents to the other that, to the best of its knowledge, there are no defaults under the Lease nor does any state of facts exist which, with the passage of time or the giving of notice, or both, would constitute a default by either party under the Lease and, further, that there is no defense, counterclaim, claim of offset or other claim presently existing or arising out of the Lease.

           5. Authorization. Each party warrants and represents to the other that it has full right and authority to enter into this Amendment, and that the person signing this Amendment on behalf of such party is duly authorized by all necessary corporate and legal action to do so.

           6. Brokers. Each party warrants and represents to the other that no broker or agent has been employed with respect to this Amendment and each agrees to indemnify and hold the other harmless from any claims by any broker or agent claiming compensation in respect of this Amendment alleging an agreement by Landlord or Tenant, as the case may be.

           7. Interpretation. The Lease, as modified by this Amendment, supersedes any and all other agreements regarding the Lease, either oral or in writing. This Amendment together with the Lease contains all of the covenants and agreements between the parties with respect to the Premises and each party to this Amendment acknowledges and agrees that no representations, inducements, promises or statements, written, oral or implied, have been made by any party or anyone acting on behalf of any party which are not embodied herein or in the Lease.

           8. Conflicts. The Lease is hereby amended to effectuate the intent of this Amendment. In the event of any conflict between the terms of the Lease and this Amendment, the terms of this Amendment shall prevail and control in the interpretation, operation and effect thereof.

           9. Terms. Capitalized terms used in this Amendment but not defined herein shall have the meaning as such capitalized terms have in the Lease.

           10. Governing Law. The provisions of this Amendment shall be governed by and construed in accordance with the laws of the State in which the Premises is located.

           11. Binding Effect. This Amendment shall be binding upon, and the benefits hereof shall inure to, the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

           IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

WITNESSES: ______________________________ Print Name: ______________________________ Print Name:	LANDLORD: TREC, LLC, a Massachusetts limited liability company By: ___________________________ Name: Bryan T. Rich Title: Manager

STATE OF MASSACHUSETTS	)
)ss:
COUNTY OF Worcester	)

           The foregoing instrument was acknowledged before me this 15th day of May, 2001, by Bryan T. Rich as Manager of TREC, LLC, a Massachusetts limited liability company, on behalf of the company. He is personally known to me or produced a driver's license as identification.

_____________________________________ NOTARY PUBLIC Print Name:____________________________ Commission No.:_______________________ My Commission Expires:

WITNESSES: ______________________________ Print Name:	TENANT: NATIONSRENT USA, INC., a Delaware corporation By: ___________________________ Name: Jorge L. Martin Title: Vice President of Real Estate and Construction
STATE OF FLORIDA	)
)ss:
COUNTY OF BROWARD	)

           The foregoing instrument was acknowledged before me this 24th day of May, 2001, by Jorge L. Martin as Vice President of Real Estate and Construction of NATIONSRENT USA, INC., a Delaware corporation, on behalf of the corporation. He is personally known to me or produced a driver's license as identification.

_____________________________________ NOTARY PUBLIC Print Name:____________________________ Commission No.:_______________________ My Commission Expires: